EXHIBIT 99.1

Table of Contents

Earnings Release and Table Listing

  Earnings Release Narrative
  Consolidated Balance Sheets
  Consolidated Statements of Income
  Selected Financial Data
    Net income by business segment
    Selected financial ratios
    Asset and liability activity
    Capital ratios (Bank only)
    Book value per share
    Number of branches including in-store locations
    Average balance sheet data
    Loan and deposit related fees
    Loan servicing income (loss), net
    Net gains (losses) on sales of loans and mortgage-backed securities
    Mortgage servicing rights activity
    Mortgage loans serviced for others
    Loans held for investment
    Loans held for sale
    Residential one-to-four unit loans subject to negative amortization
    Non-performing assets
    Delinquent loans

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Brian E. Côté Chief Financial Officer (949) 509-4420

DOWNEY ANNOUNCES ANNUAL EARNINGS FOR 2006

          Newport Beach, California - January 18, 2007 - Downey Financial Corp. (NYSE: DSL) reported net income for 2006 of $205.2 million or $7.36 per share on a diluted basis, down 5.6% from the record $217.4 million or $7.80 per share in 2005.

          The decline in net income between years was primarily due to:

  A $76.3 million decrease in net gains on sales of loans and mortgage-backed securities, primarily due to a lower volume of loans sold and, to a lesser extent, a lower gain per dollar of loan sold;
  A $24.3 million increase in provision for credit losses; and
  A $9.3 million or 4.0% increase in general and administrative expense.

Those unfavorable items were partially offset by:

  A $82.3 million or 18.9% increase in net interest income, primarily due to a higher effective interest rate spread of 3.09% compared with 2.69% in 2005; and
  A $4.2 million increase in income from real estate held for investment, primarily due to higher gains on sales.

          For the fourth quarter of 2006, net income totaled $53.7 million or $1.93 per share on a diluted basis, up $11.8 million or 28.2% from $41.9 million or $1.50 per share for 2005.

          Daniel D. Rosenthal, President and Chief Executive Officer, commented, "Downey had a good year in 2006, with earnings at their second highest level despite a challenging business environment characterized by a significant softening in the residential housing market. This factor contributed to a drop in loan production and a need to increase our allowance for credit losses, resulting in Downey’s earnings falling below 2005’s record level. While this same challenge confronts us as we enter 2007, we enter the year with a strong capital position which will allow us to take advantage of any opportunities that may arise."

Net Interest Income

          Net interest income totaled $130.2 million in the fourth quarter of 2006, up $19.2 million or 17.3% from a year ago. This increase reflected a higher effective interest rate spread, which more than offset a $226 million or 1.4% decline in average interest-earning assets. The effective interest rate spread averaged 3.22% in the current quarter, up 0.51% from 2.71% a year ago, and up 0.12% from 3.10% in the third quarter of 2006. The increase in the effective interest rate spread between fourth quarters was primarily the result of two factors. First, interest-earning assets in the current quarter were funded with a

Page 1

higher proportion of interest free funds (the excess of interest-earning assets over interest-bearing deposits and borrowings), and the value of those funds was worth more due to the higher interest rate levels prevalent in the current quarter. Second, loan prepayment fees covered a higher proportion of the deferred loan costs that were written-off as a result of payoffs.

          For 2006, net interest income totaled $518.7 million, up $82.3 million or 18.9% from 2005.

Provision for Credit Losses

          During the current quarter, the provision for credit losses totaled $0.2 million, down $0.1 million from a year ago. While the California residential real estate market continued to show signs of weakening during the current quarter, a $956 million drop in the single-family residential loan portfolio mitigated the need to increase the allowance for loan losses. At year-end 2006, the allowance for credit losses was $62 million, comprised of $61 million for loan losses and $1 million for unfunded loan commitments which is reported in the category accounts payable and accrued liabilities. That compares with an allowance for credit losses of $36 million at year-end 2005. Net charge-offs totaled $0.3 million in the current quarter, compared with net charge-offs of $0.5 million a year ago.

          For 2006, provision for credit losses totaled $26.6 million and net charge-offs were $0.5 million, compared with a $2.3 million provision for credit losses and net charge-offs of $1.1 million in 2005.

Other Income

          Other income totaled $18.2 million in the current quarter, down $2.0 million from a year ago. Contributing to the decline between fourth quarters was:

  A $2.5 million decline in net gains on sales of loans and mortgage-backed securities due to a lower volume of loans sold. Net gains in the current quarter totaled $8.5 million, including a $0.3 million loss due to the SFAS 133 impact of valuing derivatives associated with the sale of loans. Excluding the impact of SFAS 133, a gain was realized equal to 1.23% on secondary market sales of $714 million, compared with the year-ago gain of 0.93% on secondary market sales of $1.097 billion.
  A $1.8 million unfavorable change in income from loan servicing activities, as the current quarter reflected a loss of $0.9 million compared to income of $0.9 million a year ago. Two factors primarily explain the change. First, there was a $1.0 million increase in payoff and curtailment interest costs, which represents the difference between the contractual obligation to pay interest to the investor for the entire month and the actual interest received when a loan prepays prior to the end of the month. It should be noted that this cost does not include the benefit derived from the use of repaid loan funds until remitted to the investor which results in a reduction of borrowings costs within net interest income. The second unfavorable change was that the current quarter included a $0.1 million provision for mortgage servicing rights, whereas the year-ago quarter included a $0.7 million recapture of impairment.

Those unfavorable items were partially offset by a $1.7 million increase in income from real estate investment activities, primarily due to higher gains on sales.

          For 2006, other income totaled $93.1 million, down $76.8 million or 45.2% from 2005.

Page 2

Operating Expense

          Operating expense totaled $62.0 million in the current quarter, up $3.7 million or 6.3% from 2005. Most of this increase was associated with higher salaries and related costs and, to a lesser extent, deposit insurance premiums and regulatory assessments.

          For 2006, operating expense totaled $243.2 million, up $9.7 million or 4.1% from 2005.

Income Taxes

          The effective tax rate in the current quarter was 37.65% compared to 42.18% in the year-ago quarter. The difference in effective tax rates was due primarily to a $3.8 million decline in the income tax reserves related to management’s assessment of Downey’s income tax exposure as of December 31, 2006.

          For 2006, income taxes totaled $136.8 million for an effective tax rate of 40.01%, compared to $153.1 million or 41.31% a year ago.

Assets, Loan Originations and Deposits

          At December 31, 2006, assets totaled $16.209 billion, down $886 million or 5.2% from year-end 2005. During the current quarter, assets declined $773 million or 4.6% due primarily to a decline of $1.005 billion in loans held for investment, partially offset by an increase of $271 million in securities available for sale. Included within loans held for investment at quarter end were $11.200 billion of one-to-four unit adjustable rate mortgages subject to negative amortization, down $1.127 billion from September 30, 2006. These loans comprised 85% of the one-to-four unit residential portfolio at year end, compared to 91% a year ago. The amount of negative amortization included in loan balances increased $44 million during the current quarter to $320 million or 2.86% of loans subject to negative amortization. During the current quarter, approximately 29% of loan interest income represented negative amortization, up from both 28% in the third quarter of 2006 and 21% in the year-ago fourth quarter.

          Loan originations (including purchases) totaled $1.340 billion in the current quarter, down $1.736 billion or 56.4% from $3.076 billion a year ago. Loans originated for sale declined $289 million or 27.1% to $779 million, while single family loans originated for portfolio declined $1.426 billion or 72.0% to $555 million. In addition to single family loans, $7 million of other loans were originated in the current quarter. For 2006, loan originations totaled $7.829 billion, down 48.2% from $15.102 billion in 2005.

          Deposits totaled $11.785 billion at quarter end, down 0.8% from year-end 2005. At quarter end, the number of branches totaled 172 (168 in California and four in Arizona), up one branch from September 30, 2006. During the current quarter, two in-store branches opened and one in-store branch closed due to the closure of the store in which it was located. At quarter end, the average deposit size of our 81 traditional branches was $115 million, while the average deposit size of our 91 in-store branches was $27 million. Since the end of 2005, borrowings declined $947 million and represented 17.3% of total assets.

Page 3

Non-Performing Assets

          Non-performing assets increased during the quarter by $44 million to $110 million and represented 0.68% of total assets, compared with 0.21% at year-end 2005. Included within the current quarter increase was an $11 million commercial real estate loan to develop residential lots. While this loan is deemed collateral dependent and value impaired, no significant loss is anticipated at this time.

Regulatory Capital Ratios

          At December 31, 2006, Downey Financial Corp.’s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 8.82% and a risk-based capital ratio of 17.89%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

          Certain statements in this release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements do not relate strictly to historical information or current facts. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Downey’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation. Downey does not update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

          For further information, contact: Brian E. Côté, Chief Financial Officer at (949)509-4420.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,

(Dollars in Thousands, Except Per Share Data)	2006	2005

Assets
Cash	$124,865	$190,396
Federal funds	1	-

Cash and cash equivalents	124,866	190,396
U.S. Treasury, government sponsored entities and other investment
securities available for sale, at fair value	1,433,176	626,313
Loans held for sale, at lower of cost or fair value	363,215	464,488
Mortgage-backed securities available for sale, at fair value	251	277
Loans held for investment	13,868,227	15,391,759
Allowance for loan losses	(60,943)	(34,601)

Loans held for investment, net	13,807,284	15,357,158
Investments in real estate and joint ventures	59,843	49,344
Real estate acquired in settlement of loans	8,524	908
Premises and equipment	114,052	109,574
Federal Home Loan Bank stock, at cost	152,953	179,844
Mortgage servicing rights, net	21,196	20,302
Other assets	124,029	97,059

	$16,209,389	$17,095,663

Liabilities and Stockholders’ Equity
Deposits	$11,784,869	$11,876,848
Securities sold under agreements to repurchase	469,971	-
Federal Home Loan Bank advances	2,140,785	3,557,515
Senior notes	198,260	198,087
Accounts payable and accrued liabilities	109,797	114,527
Deferred income taxes	103,250	140,467

Total liabilities	14,806,932	15,887,444

Stockholders’ equity
Preferred stock, par value of $0.01 per share; authorized 5,000,000 shares;
outstanding none	-	-
Common stock, par value of $0.01 per share; authorized 50,000,000 shares;
issued 28,235,022 shares at both December 31, 2006 and 2005;
outstanding 27,853,783 shares at both December 31, 2006 and 2005	282	282
Additional paid-in capital	93,792	93,792
Accumulated other comprehensive loss	(5,204)	(5,408)
Retained earnings	1,330,379	1,136,345
Treasury stock, at cost, 381,239 shares at both December 31, 2006 and 2005	(16,792)	(16,792)

Total stockholders’ equity	1,402,457	1,208,219

	$16,209,389	$17,095,663

Page 5

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(Dollars in Thousands, Except Per Share Data)	2006	2005	2006	2005

Interest income
Loans	$272,239	$229,518	$1,080,791	$833,540
U.S. Treasury and government sponsored entities securities	15,775	5,839	43,445	21,037
Mortgage-backed securities	4	3	13	12
Other investment securities	2,615	228	9,556	8,260

Total interest income	290,633	235,588	1,133,805	862,849

Interest expense
Deposits	115,924	85,177	417,590	270,062
Federal Home Loan Bank advances and other borrowings	41,234	36,124	184,343	143,230
Senior notes	3,300	3,297	13,195	13,184

Total interest expense	160,458	124,598	615,128	426,476

Net interest income	130,175	110,990	518,677	436,373
Provision for credit losses	245	393	26,604	2,263

Net interest income after provision for credit losses	129,930	110,597	492,073	434,110

Other income, net
Loan and deposit related fees	9,143	9,077	36,151	36,496
Real estate and joint ventures held for investment, net	780	(881)	10,953	6,734
Secondary marketing activities:
Loan servicing income (loss), net	(858)	938	(594)	2,059
Net gains on sales of loans and mortgage-backed securities	8,495	10,999	43,615	119,961
Net gains on sales of mortgage servicing rights	-	-	-	1,000
Net gains on sales of investment securities	-	-	-	28
Litigation award	608	-	2,233	1,767
Other	66	57	785	1,887

Total other income, net	18,234	20,190	93,143	169,932

Operating expense
Salaries and related costs	40,464	37,397	161,060	153,749
Premises and equipment costs	9,207	8,301	34,959	32,271
Advertising expense	1,895	1,610	6,227	6,068
Deposit insurance premiums and regulatory assessments	2,193	984	6,439	3,795
Professional fees	297	596	1,793	1,208
Other general and administrative expense	7,920	9,621	32,477	36,556

Total general and administrative expense	61,976	58,509	242,955	233,647
Net operation of real estate acquired in settlement of loans	65	(172)	250	(96)

Total operating expense	62,041	58,337	243,205	233,551

Income before income taxes	86,123	72,450	342,011	370,491
Income taxes	32,422	30,561	136,837	153,057

Net income	$53,701	$41,889	$205,174	$217,434

Per share information
Basic	$1.94	$1.50	$7.37	$7.80
Diluted	$1.93	$1.50	$7.36	$7.80
Cash dividends declared and paid	$0.10	$0.10	$0.40	$0.40
Weighted average shares outstanding
Basic	27,853,783	27,853,783	27,853,783	27,853,783
Diluted	27,884,770	27,882,536	27,883,867	27,883,251

Page 6

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(Dollars in Thousands)	2006	2005	2006	2005

Net income (loss) by business segment
Banking	$52,493	$43,054	$196,867	$213,883
Real estate investment	1,208	(1,165)	8,307	3,551

Total net income	$53,701	$41,889	$205,174	$217,434

Selected financial ratios
Effective interest rate spread	3.22%	2.71%	3.09%	2.69%
Efficiency ratio (a)	42.15	44.30	40.58	39.08
Return on average assets	1.29	1.00	1.19	1.31
Return on average equity	15.60	14.09	15.80	19.56

Asset and liability activity
Loans for investment portfolio:
Originations: (b)
Residential one-to-four units	$554,573	$1,980,254	$4,168,402	$7,081,085
All other	6,605	27,835	185,078	305,639
Repayments	(1,661,536)	(1,596,505)	(6,215,012)	(5,716,880)

Loans originated for sale portfolio (b)	779,002	1,067,861	3,475,552	7,715,200

Loans and mortgage-backed securities sold	(713,974)	(1,097,238)	(3,521,410)	(8,327,799)

Increase (decrease) in loans and mortgage-backed securities	(964,793)	477,287	(1,651,173)	1,277,774

Increase (decrease) in assets	(773,404)	528,369	(886,274)	1,445,484

Increase (decrease) in deposits	(160,889)	124,612	(91,979)	2,218,870

Increase (decrease) in borrowings	(533,424)	394,749	(946,586)	(1,001,944)

Earnings Release and Table Listing

	December 31,	September 30,	December 31,
	2006	2006	2005

Capital ratios (Bank only)
Tangible and core	8.82%	8.47%	7.64%
Risk-based	17.89	17.05	14.93

Book value per share	$50.35	$48.55	$43.38

Number of branches including in-store locations	172	171	173

(a) The amount of general and administrative expense expressed as a percentage of net interest income plus other income, excluding income associated with real estate held for investment and litigation award.
(b) Includes loans purchased.

Page 7

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended December 31,

	2006			2005

	Average		Average	Average		Average
(Dollars in Thousands)	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Average balance sheet data
Interest-earning assets:
Loans:
Loan prepayment fees		$27,409	0.75%		$22,904	0.58%
Write-off of deferred costs and
premiums from loan payoffs		(27,893)	(0.76)		(24,366)	(0.62)
All other		272,723	7.42		230,980	5.91

Total loans	$14,703,050	272,239	7.41	$15,633,782	229,518	5.87
Mortgage-backed securities	254	4	5.60	281	3	4.27
Investment securities (a)	1,472,000	18,390	4.96	766,808	6,067	3.14

Total interest-earnings assets	16,175,304	$290,633	7.19%	16,400,871	$235,588	5.75%
Non-interest-earning assets	450,768			435,809

Total assets	$16,626,072			$16,836,680

Transaction accounts:
Non-interest-bearing checking	$776,986	$-	-%	$845,532	$-	-%
Interest-bearing checking (b)	488,383	418	0.34	523,134	456	0.35
Money market	146,991	384	1.04	164,673	433	1.04
Regular passbook	1,311,124	3,225	0.98	1,899,085	4,973	1.04

Total transaction accounts	2,723,484	4,027	0.59	3,432,424	5,862	0.68
Certificates of deposit	9,117,252	111,897	4.87	8,488,817	79,315	3.71

Total deposits	11,840,736	115,924	3.88	11,921,241	85,177	2.83
FHLB advances and other borrowings (c)	2,867,151	41,234	5.71	3,244,012	36,124	4.42
Senior notes	198,245	3,300	6.66	198,069	3,297	6.66

Total deposits and borrowings	14,906,132	160,458	4.27	15,363,322	124,598	3.22
Other liabilities	342,885			283,847
Stockholders’ equity	1,377,055			1,189,511

Total liabilities and stockholders’ equity	$16,626,072			$16,836,680

Net interest income/interest rate spread		$130,175	2.92%		$110,990	2.53%
Excess of interest-earning assets over
deposits and borrowings	$1,269,172			$1,037,549
Effective interest rate spread			3.22			2.71

(a) Yields for securities available for sale are calculated using historical cost balances and do not give effect to changes in fair value that are reflected as a component of stockholders’ equity.
(b) Included amounts swept into money market deposit accounts.
(c) The impact of swap contracts was included, with notional amounts totaling $430 million of receive-fixed, pay-3-month London Inter-Bank Offered Rate ("LIBOR") variable interest, which contracts serve as a permitted hedge against a portion of our FHLB advances.

Page 8

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Twelve Months Ended December 31,

	2006			2005

	Average		Average	Average		Average
(Dollars in Thousands)	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Average balance sheet data
Interest-earning assets:
Loans:
Loan prepayment fees		$101,219	0.64%		$70,849	0.46%
Write-off of deferred costs and
premiums from loan payoffs		(102,204)	(0.65)		(80,243)	(0.52)
All other		1,081,776	6.90		842,934	5.45

Total loans	$15,688,297	1,080,791	6.89	$15,461,684	833,540	5.39
Mortgage-backed securities	264	13	5.17	291	12	4.12
Investment securities (a)	1,113,878	53,001	4.76	762,131	29,297	3.84

Total interest-earnings assets	16,802,439	$1,133,805	6.75%	16,224,106	$862,849	5.32%
Non-interest-earning assets	436,958			417,013

Total assets	$17,239,397			$16,641,119

Transaction accounts:
Non-interest-bearing checking	$746,401	$-	-%	$748,273	$-	-%
Interest-bearing checking (b)	499,978	1,718	0.34	530,112	1,886	0.36
Money market	156,629	1,632	1.04	160,550	1,679	1.05
Regular passbook	1,503,867	15,082	1.00	2,221,129	23,732	1.07

Total transaction accounts	2,906,875	18,432	0.63	3,660,064	27,297	0.75
Certificates of deposit	9,055,959	399,158	4.41	7,335,869	242,765	3.31

Total deposits	11,962,834	417,590	3.49	10,995,933	270,062	2.46
FHLB advances and other borrowings (c)	3,457,357	184,343	5.33	4,087,217	143,230	3.50
Senior notes	198,178	13,195	6.66	198,009	13,184	6.66

Total deposits and borrowings	15,618,369	615,128	3.94	15,281,159	426,476	2.79
Other liabilities	322,205			248,316
Stockholders’ equity	1,298,823			1,111,644

Total liabilities and stockholders’ equity	$17,239,397			$16,641,119

Net interest income/interest rate spread		$518,677	2.81%		$436,373	2.53%
Excess of interest-earning assets over
deposits and borrowings	$1,184,070			$942,947
Effective interest rate spread			3.09			2.69

(a) Yields for securities available for sale are calculated using historical cost balances and do not give effect to changes in fair value that are reflected as a component of stockholders’ equity.
(b) Included amounts swept into money market deposit accounts.
(c) The impact of swap contracts was included, with notional amounts totaling $430 million of receive-fixed, pay-3-month LIBOR variable interest, which contracts serve as a permitted hedge against a portion of our FHLB advances.

Page 9

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(Dollars in Thousands)	2006	2005	2006	2005

Loan and deposit related fees
Loan related fees	$918	$1,346	$3,894	$5,525
Deposit related fees:
Automated teller machine fees	2,346	2,453	9,324	10,588
Other fees	5,879	5,278	22,933	20,383

Total loan and deposit related fees	$9,143	$9,077	$36,151	$36,496

Loan servicing income (loss), net
Net cash servicing fees	$1,647	$1,743	$6,370	$7,091
Payoff and curtailment interest cost (a)	(1,269)	(250)	(2,533)	(1,047)
Amortization of mortgage servicing rights	(1,087)	(1,252)	(4,370)	(5,156)
(Provision for) reduction of impairment of mortgage servicing rights	(149)	697	(61)	1,171

Total loan servicing income (loss), net	$(858)	$938	$(594)	$2,059

Net gains (losses) on sales of loans and mortgage-backed securities
Mortgage servicing rights	$2,122	$1,740	$5,266	$6,424
All other components excluding SFAS 133	6,682	8,418	39,457	109,925
SFAS 133	(309)	841	(1,108)	3,612

Total net gains on sales of loans and mortgage-backed securities	$8,495	$10,999	$43,615	$119,961

Secondary marketing gain excluding SFAS 133 as a
percentage of associated sales	1.23%	0.93%	1.27%	1.40%

Mortgage servicing rights activity
Gross balance at beginning of period	$20,483	$20,917	$21,157	$20,502
Additions (b)	2,122	1,740	5,325	6,424
Amortization	(1,087)	(1,252)	(4,370)	(5,156)
Sales	-	-	-	(101)
Impairment write-down	(83)	(248)	(677)	(512)

Gross balance at end of period	21,435	21,157	21,435	21,157

Allowance balance at beginning of period	173	1,800	855	2,538
Provision for (reduction of) impairment	149	(697)	61	(1,171)
Impairment write-down	(83)	(248)	(677)	(512)

Allowance balance at end of period	239	855	239	855

Total mortgage servicing rights, net	$21,196	$20,302	$21,196	$20,302

As a percentage of associated mortgage loans	0.89%	0.86%	0.89%	0.86%
Estimated fair value (c)	$22,828	$20,351	$22,828	$20,351
Weighted average expected life (in months)	54	47	54	47
Custodial account earnings rate	5.28%	4.46%	5.28%	4.46%
Weighted average discount rate	10.28	9.32	10.28	9.32

Earnings Release and Table Listing

	December 31,	September 30,	December 31,
(Dollars in Thousands)	2006	2006	2005

Mortgage loans serviced for others
Total	$5,908,233	$6,595,462	$5,292,253
With capitalized mortgage servicing rights: (c)
Amount	2,394,754	2,345,880	2,362,539
Weighted average interest rate	5.75%	5.70%	5.60%
Total loans sub-serviced without mortgage servicing rights: (d)
Term – less than six months	$93,074	$981,883	$123,552
Term – indefinite	3,404,342	3,249,905	2,785,090

Custodial account balances	$172,462	$171,481	$117,451

(a) Represents the difference between the contractual obligation to pay interest to the investor for an entire month and the actual interest received when a loan prepays prior to the end of the month. This does not include the benefit of the use of repaid loan funds to increase net interest income.
(b) Includes minor amounts repurchased.
(c) The estimated fair value may exceed book value for certain asset strata and excluded loans sold or securitized prior to 1996 and loans sub-serviced without capitalized mortgage servicing rights.
(d) Servicing is performed for a fixed fee per loan each month.

Page 10

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	December 31,	September 30,	December 31,
(Dollars in Thousands)	2006	2006	2005

Loans held for investment
Loans secured by real estate:
Residential one-to-four units	$13,227,004	$14,183,205	$14,674,690
Home equity loans and lines of credit	187,939	211,713	274,014
Residential five or more units	113,488	116,110	69,531
Commercial real estate	26,700	26,910	28,791
Construction	52,922	58,157	82,379
Land	58,910	59,394	23,630
Non-mortgage:
Commercial	2,400	3,400	3,981
Automobile	17	23	116
Other consumer	6,761	6,050	6,577

Total loans held for investment	13,676,141	14,664,962	15,163,709
Increase (decrease) for:
Undisbursed loan funds and net deferred costs and premiums	192,086	207,680	228,050
Allowance for losses	(60,943)	(60,784)	(34,601)

Total loans held for investment, net	$13,807,284	$14,811,858	$15,357,158

Loans held for sale
Residential one-to-four units	$358,128	$318,414	$459,081
Net deferred costs and premiums	4,789	4,445	5,841
Capitalized basis adjustment (a)	298	569	(434)

Total loans held for sale, net	$363,215	$323,428	$464,488

Residential one-to-four unit loans subject to negative amortization
Held for investment:
Amount	$11,199,870	$12,327,000	$13,419,322
Negative amortization included in the loan balance	320,466	276,947	133,066
Negative amortization as a percentage of the associated loan balance	2.86%	2.25%	0.99%
Held for sale:
Amount	$228,952	$213,123	$248,260
Negative amortization included in the loan balance	7	17	13

Non-performing assets
Non-accrual loans:
Residential one-to-four units	$90,218	$60,461	$34,271
Land	11,345	-	-
Other	275	306	42

Total non-accrual loans	101,838	60,767	34,313
Real estate acquired in settlement of loans	8,524	5,761	908

Total non-performing assets	$110,362	$66,528	$35,221

Non-performing assets as a percentage of total assets	0.68%	0.39%	0.21%

Delinquent loans
30-59 days	$57,042	$42,585	$25,122
60-89 days	24,313	21,055	7,272
90+ days (b)	63,162	37,520	23,850

Total delinquent loans	$144,517	$101,160	$56,244

Delinquencies as a percentage of total loans	1.03%	0.68%	0.36%

(a) Reflected the change in fair value of the interest rate lock derivative from the date of commitment to the date of funding.
(b) All 90 day or greater delinquencies are on non-accrual status and reported as part of non-performing assets.
.Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Page 11